UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
 ____________________
Date of Report (Date of earliest event reported): October 30, 2015
Accenture plc
(Exact name of Registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Grand Canal Square,
Grand Canal Harbour,
Dublin 2, Ireland
(Address of principal executive offices)
Registrant’s telephone number, including area code: (353) (1) 646-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 30, 2015, the Board of Directors (the “Board”) of Accenture plc (the “Company”) appointed Arun Sarin, former Chief Executive Officer and director of Vodafone Group plc, as a new director of the Company, upon the recommendation of the Board’s Nominating & Governance Committee. Mr. Sarin will serve until the Company’s 2016 annual general meeting of shareholders, where he will be subject to re-appointment by a vote of the Company’s shareholders.
Mr. Sarin began his career at Pacific Telesis Group in 1984. He progressed through various senior positions there and at AirTouch Communications Inc., which Pacific Telesis spun off in 1994. Subsequently, he was named AirTouch’s president and chief operating officer, and after its merger with Vodafone in 1999, he was appointed CEO of Vodafone’s U.S./Asia-Pacific region. He left Vodafone in 2000 to become CEO of InfoSpace, Inc., and from 2001 until 2003, he served as CEO of Accel-KKR Telecom. Mr. Sarin rejoined Vodafone in 2003 as its Group Chief Executive Officer. He grew the company globally from 100 million subscribers to 300 million subscribers and expanded its services to include data and broadband. After his retirement in 2008, he served as a senior advisor to Kohlberg Kravis Roberts & Company for five years.
Mr. Sarin currently serves on the board of directors of Cisco Systems, Inc., Charles Schwab Corp. and Blackhawk Network Holdings, Inc.
Mr. Sarin earned his MBA and Master of Science (Engineering) degrees from the University of California-Berkeley, and earned his Bachelor of Science degree from the Indian Institute of Technology in Kharagpur, India.
Mr. Sarin has been appointed to serve on the Board’s Compensation Committee and Nominating & Governance Committee. He will receive the pro rata portion of the standard compensation for service on the Board (currently $90,000 per annum) and the committees to which he has been appointed (currently $5,000 per annum for service on the Compensation Committee and $5,000 per annum for service on the Nominating & Governance Committee), based on the number of days remaining in the current director compensation year. Mr. Sarin may elect to receive his compensation in cash or equity. He will also receive the standard grant of restricted share units valued at $185,000 made by the Company to directors newly appointed to the Board.
The Company expects Mr. Sarin to enter into the standard director indemnification agreement that Accenture International Sàrl, an indirect subsidiary of the Company, has with the Company’s directors. A copy of a substantially similar form of the indemnification agreement is filed as Exhibit 10.5 to the Company’s Form 8-K12B filed on September 1, 2009.
A copy of the Company’s news release issued on November 2, 2015 regarding the appointment of Mr. Sarin to the Board is filed as Exhibit 99 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99     News Release of Accenture plc, dated November 2, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 2, 2015	ACCENTURE PLC

	By:	/s/ Joel Unruch
	Name:	Joel Unruch
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99	News Release of Accenture plc, dated November 2, 2015